[Unofficial English Translation]

Form of Employment Agreement

Party A: Guangzhou Tanke Industry Co., Ltd.

Address: Room 2801, Huihao Building, Machang Road NO.519, Guangzhou, P.R. China

Party B:  ____________________________

Passport Number:

The contract is hereby concluded by both parties in accordance with Labor Law of the People's Republic of China, Labor Contract Law of the People’s Republic of China, and relevant laws and regulations, in the principles of fairness, legitimacy, equality, voluntariness, consensus through negotiation and good faith.

I. Contract Term:

Party A and Party B signs a fixed-term labor contract. The contract lasts for _____ year(s), from ___to ___.

The probation is ____ month(s), Party B who performs well can apply for becoming regular in advance which begins from the signed confirmation of PSO. If unqualified, candidate’s probation will extend for no more than 6 months, or be cancelled. Party B is responsible for any loss caused by themselves during probation and will be asked for compensation according to company rules.

II. Job Description:

a)	Party B agrees to be as _____ (job title) in _______ (Department), located in _________ , the job responsibilities are referred to <Job Description>

b)	Party A may adjust Party B’s job or appoint Party B to do another job temporarily by virtue of its business requirements as following:

1.	Party B’s attitude, behavior, competency, or performance can’t reach the job requirements, and is not qualified for the job.

2.	Party B agrees to the conditions of job adjustment arrangement in the Party A’s relevant personnel system.

3.	Both parties discuss and agree to the job adjustment arrangement.

III. Labor Remuneration:

a)	Party A adopts Variable Pay system, and Party B’s salary is: ______________________________.

b)
According to the State’s related rules, Party A will pay the salary not less than RMB_____/month (Actual pay may fluctuate according to the company’s operation results, department performance, and individual employee’s performance.)

c)
Party A shall pay salary to Party B in currency on the 15th to 20th of every month. The pay period is from the beginning to the end of prior month (The date will be adjusted if it falls on public festivals or holidays.)

d)	Party A has the right to adjust the Remuneration according to the company’s operation and expansion needs, department operation and Party B’s performance.

IV. Social Insurance

According to the State’s related rules, Party A will pay Social Insurance, and Party A will deduct Party B’s part from his or her salary. If unpaid society insurance premium is caused by Party B, Party A shall not be responsible for the loss.

V. Labor Protection and Labor Conditions

a)	Both parties agree Party B’s working hours are 8 hour(s)/day.

b)	Party B will take all statutory holidays stipulated by the State.

c)	Party A will implement the State’s labor protection regulations, and provide a safe and healthy facility and labor conditions.

VI. Labor Disciplines:

a)	Party A and Party B shall abide by the State’s laws and regulations.

b)
Party A shall inform Party B all the rules, regulations, labor disciplinary policies that are formulated based on the State’s stipulation.  Party B shall learn and understand all related systems, rules and regulations.  In case Party B violates any of the labor disciplines caused by Party B’s failure to read and understand the rules and regulations, Party B shall be responsible.

c)	Party B shall follow Party A’s operating process and procedures and guarantee the performance quality.

d)	Party B shall follow the safety operation specification, guarantee the safety in production.

e)
Party B shall take good care of Party A’s property; and safeguard all of Party A’s trade secrets to ensure the benefits and reputation of the company. Otherwise, Party B will be responsible for all financial losses.

VII. Labor Contract Alteration, Cancellation &Termination

a)	The contract may be altered or canceled based on both parties’ mutual negotiation and agreement or in conformity to the <Labor Law>.

b)	When altering the labor contract, Party A and Party B should sign the <Labor Contract Alternation Agreement> based on both parties’ mutual negotiation and agreement.

c)
Before contract expires, if Party B applies in advance to change the labor contract not in accordance with company policy, resulting in economic losses to Party A, Party B shall compensate Party A for the corresponding economic losses.

d)	The contract may be canceled based on both parties’ mutual agreement. Either party intending to cancel the contract shall inform the other party in written form 30 days in advance.

e)
If Party A needs to adjust the job of Party B because of the development of the company and the adjustment of department resources, if Party B disagrees, both parties may agree to cancel or terminate the labor contract.

f)
As the end of the term of the contract approaches, and both parties cannot reach an agreement to extend the contract, both parties may agree to terminate the labor contract in writing after the contract period.

g)	If Party A closes down its business or partially closes down due to market condition, both parties may negotiate to terminate or cancel the labor contract.

VIII. Party A may cancel or terminate the contract in case any of the following occurs:

a)	During the probation period Party B severely violates Party A’s disciplines and regulations.

b)
Party B provides false data and information in the process of job application and admission to the company.  Such information includes: certificate of resignation, proof of identity, proof of residence, proof of qualifications, medical certificates, photographs, vocational skills registration card, and any information provided in the entry registration form and other information provided by Party B.

c)	Party B holds another job in a company in the same industry or related industry.

d)	Prior to joining the company, Party B had been held criminally responsible or reeducated through labor, and has not disclosed to the company.

e)	Party B’s gross negligence or jobbery causes substantial losses for Party A.

f)	Before joining the company, Party B concealed his or her professional medical history, or other disease which seriously affects the completion of Party B’s work task.

g)	Party B severely violates the Party A’s disciplines and regulations.

h)	Other conditions in the laws and regulations.

IX. Party B may notify Party A of terminating the contract at any time, in case any of the following occurs:

a)	Party A fails to pay Party B’s salary or provide work conditions as stipulated herein.

b)	Party A forces Party B to work by violence, threat, or illegal limitations of Party B’s freedom.

X. The contract will automatically terminate in case any of the following occurs:

a)	Party B fails to report to work for 15 days in accumulation in a year without timely explanation of the situation.

b)	The labor contract expires without signing an extension.

c)	Party B is dead, pronounced dead or pronounced missing by the people's court.

d)	Party A is declared bankruptcy legally.

e)	Other situations stipulated in laws and administrative provisions in the <Labor Contract Law>.

XI. Labor Dispute Resolutions Both parties shall attempt to resolve any dispute by negotiation first. In case of unsuccessful negotiation, the contending party may apply for labor arbitration.

XII. Miscellaneous

a)
Party B shall inform Party A of own personal information truthfully, shall inform Party A promptly, if the personal information changes in the period of the contract. Otherwise resulting in Party A's notification and emergency documents difficult to reach, Party B shall bear the responsibility.

b)	When the labor contract is terminated, canceled, altered, the party that causes the loss of the other, must bear full legal responsibility.

c)
Party B has not fully handled the related separation procedures or Party B terminates the contract unilaterally without an application before contract expires, Party A shall have the right to suspend payment to Party B’s related costs until Party B completes the separation procedures.

d)
Party B fails to handle the transfer and separation procedures in the separation, will be regarded as Party B giving up any interest in Party A. At the date that Party B fails to work in Party A, all Party B’s behavior has nothing to do with Party A.

e)	If there are training and confidentiality issues in the two parties, there must be signed training agreements and confidentiality agreements as an appendix to this contract.

f)	All written agreements or supplementary convention agreed by both parties should be included as an appendix.

g)
The appendixes are integral parts of this contract and they have the same effect as this contract. If the appendix content conflicts with the content of this contract, the contents of the appendix shall prevail.

h)	Other issues not mentioned herein shall be subject to the laws, statues and provisions stipulated by the local and central governments.

XIII. The contract is in duplicate, held by Party A and Party B respectively. The contract comes into effect upon signatures or seals of both parties. The two copies are equally authentic.

Party A: Guangzhou Tanke Industry Co., Ltd. Representative: Date:	Party B: __________________ Signature: Date: